UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 (Commission File Number)	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

(212) 231-1000 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 6, 2021, Macquarie Infrastructure Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved a proposal to adopt the Agreement and Plan of Merger, dated as of March 31, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Macquarie Infrastructure Holdings, LLC, a wholly-owned subsidiary of the Company (“Holdings LLC”), and Plum Merger Sub Inc., a wholly-owned subsidiary of Holdings LLC (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), resulting in the Company becoming a wholly-owned subsidiary of Holdings LLC. Upon the effectiveness of the Merger, the Company’s common stock will be converted into Holdings LLC common units and stock certificates representing the Company’s common stock immediately prior to the Merger will be deemed to represent Holdings LLC common units without an exchange of certificates.

The Merger is part of a reorganization proposed by the Company in connection with its previously announced pursuit of strategic alternatives. The Company’s board of directors intends to evaluate the status of efforts to sell the Company or its remaining operating businesses and complete the Merger and related reorganization at such time as it determines will be in the best interests of the Company and its shareholders. Completion of the Merger is subject to the satisfaction or waiver of various conditions and may be abandoned or postponed by the Company at any time prior to its effectiveness.

Of the total 87,505,452 shares of common stock outstanding as of the record date of March 29, 2021 that were entitled to vote, 61,355,890 shares were represented at the meeting, either in person or by proxy. The proposal is described in detail in the proxy statement pertaining to the Special Meeting previously filed with the Securities and Exchange Commission.

The matters voted upon and the results of the vote at the Special Meeting of shareholders were as follows:

Proposal 1 – Merger Proposal: The Company’s shareholders voted to adopt the Merger Agreement:

Votes For	Votes Against	Abstain
61,126,453	130,493	98,944

Proposal 2 – Adjournment Proposal: To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal:

In connection with the Special Meeting, the Company solicited proxies with respect to the Adjournment Proposal. Because there were sufficient votes from Company shareholders to approve the Merger Proposal, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not called.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2021

MACQUARIE INFRASTRUCTURE CORPORTION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title: Chief Executive Officer